UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34436	27-0247747
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

591 West Putnam Avenue
Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,

including area code:

(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 1, 2011, Starwood Property Trust, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2010. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2011, the Board of Directors of the Company appointed Stew Ward as Chief Financial Officer, Treasurer and Principal Financial Officer of the Company, effective March 15, 2011.  Upon the appointment of Mr. Ward as Chief Financial Officer, Treasurer and Principal Financial Officer of the Company, Jerome C. Silvey will no longer serve in his capacity as Interim Principal Financial Officer of the Company.  Mr. Silvey will continue as Executive Vice President of the Company.

Mr. Ward, age 53, has served since October 2010 as Chief Financial Officer, Head of Capital Markets and Risk Management and Managing Director of SPT Management, LLC, the Company’s external manager.  Mr. Ward is a founding partner of Coastal Capital Programs, and from 2004 until 2009 jointly managed the commercial real estate finance business of Countrywide Financial Corporation responsible for all capital markets activities and risk management.  See the information disclosed under the heading “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2010 for a description of certain relationships between the Company and SPT Management, LLC.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2011	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Executive Vice President, General
Counsel, Chief Compliance Officer
and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated March 1, 2011